Exhibit 23.2 Auditors Consent

CHAIFETZ & SCHREIBER, P.C.
Certified Public Accountants

                                                         21 Harbor Park Drive N
                                                      Port Washington, NY 11250
                                                        Telephone (516)484-8700
                                                        Facsimile (516)484-8770
                                                    www.chaifetzandschreiber.com

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors
Xfone, Inc.
960 High Road
London, N12 9RY
UK

Gentlemen:

We consent to the inclusion of our Independent Auditors' Report dated March 25,
2003, with respect to the financial statements of Xfone, Inc. and subsidiary for the year ended December 31, 2002, in the filing of its Form SB-2/A Post
Effective Amendment No. 3, for Xfone, Inc.

Yours truly,

/s/ Chaifetz & Schreiber, P.C.

CHAIFETZ & SCHREIBER, P.C.

Port Washington, New York
April 8, 2003